Exhibit 99.1

FOR IMMEDIATE RELEASE

TPC Group Announces Cash Tender Offer and Consent Solicitation

Houston, TX, November 15, 2012 – TPC Group, Inc. (Nasdaq: TPCG), a leading fee-based processor and service provider of value-added products derived from niche petrochemical raw materials, announced today that TPC Group LLC, its wholly owned subsidiary, has commenced a cash tender offer (the “Tender Offer”) for any and all of TPC Group LLC’s $350 million outstanding aggregate principal amount of 8.25% Senior Secured Notes due 2017 (the “Notes”). In connection with the Tender Offer, TPC Group LLC is also soliciting consents for certain amendments to the indenture (the “Indenture”) governing the Notes (the “Consent Solicitation”). The Tender Offer and the Consent Solicitation are being made in connection with, and are conditioned on the consummation of, the proposed acquisition of TPC Group Inc. by entities affiliated with First Reserve Corporation and SK Capital Partners (such transaction referred to herein as the “Merger”).

The Tender Offer and Consent Solicitation are being made upon the terms and subject to the conditions described in the Offer to Purchase and Consent Solicitation Statement dated November 15, 2012 (the “Offer to Purchase”) and the related letter of transmittal and consent. The Tender Offer and Consent Solicitation will expire at 8:00 a.m., New York City time, on December 14, 2012, unless extended or earlier terminated (the “Expiration Time”).

Holders who validly tender their Notes and provide their consents to the proposed amendments to the Indenture at or prior to 5:00 p.m., New York City time, on November 29, 2012, unless extended or earlier terminated (the “Consent Payment Deadline”), will be eligible to receive the total consideration offered in the Tender Offer equaling $1,112.45 per $1,000 principal amount of the Notes, which includes a consent payment of $30.00 per $1,000 principal amount of the Notes. The total consideration has been calculated using a weighted average that assumes that 10% of the Notes would be redeemed using the redemption provision at a price equal to 103% of the principal amount of the Notes and the remainder would be redeemed at a “make whole” redemption price pursuant to the Indenture.

Holders who validly tender their Notes after the Consent Payment Deadline, but at or prior to the Expiration Time, will be eligible to receive the tender offer consideration offered in the Tender Offer, which equals $1,082.45 per $1,000 principal amount of the Notes, but will not be eligible to receive the consent payment. In addition, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest on their purchased Notes up to, but not including, the applicable settlement date for such Notes. TPC Group LLC may choose to settle any Notes tendered at or prior to the Consent Payment Deadline prior to the Expiration Time. Regardless of whether any Notes are settled prior to the Expiration Time, the final settlement date for the Tender Offer will be promptly after the Expiration Time. TPC Group LLC may retire any Notes that are not tendered in the Tender Offer in accordance with the terms of the Indenture, which may include, but is not limited to, redeeming the Notes pursuant to the redemption features applicable to the Notes and/or by satisfying and discharging the Notes.

In the Consent Solicitation, TPC Group LLC is soliciting from holders of the Notes consents to proposed amendments to the Indenture that would eliminate most of the restrictive covenants, eliminate certain events of default applicable to the Notes and release all of the collateral securing the obligations under the Notes. Adoption of the proposed amendments to eliminate the restrictive covenants and events of default requires the consent of the holders of at least a majority of the outstanding principal amount of the Notes, and adoption of the proposed amendments to release the collateral securing the obligations under the Notes requires the consent of the holders of at least 66-2/3% of the outstanding principal amount of the Notes. Any holder who tenders Notes pursuant to the Tender Offer must also deliver a consent in the Consent Solicitation in respect of such tendered Notes to the proposed amendments. A Holder may not revoke a consent without withdrawing the previously tendered Notes to which such consent relates. Notes tendered may only be withdrawn, and related consents revoked, at or prior to 5:00 p.m., New York City time, on November 29, 2012, unless such deadline is extended or earlier terminated or unless withdrawal is otherwise required by applicable law.

The Tender Offer is subject to a number of conditions that are set forth in the Offer to Purchase, including, without limitation, the consummation of the Merger, as more fully described in the Offer to Purchase. However, the Tender Offer is not conditioned upon the receipt of the required consents to adopt all of the proposed amendments or the execution and delivery of a supplemental indenture effecting such amendments.

We have engaged BofA Merrill Lynch to act as the dealer manager and solicitation agent for the Tender Offer and Consent Solicitation and Global Bondholder Services Corporation to serve as the tender agent and information agent for the Tender Offer and Consent Solicitation.

Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 470-3800 (collect) (banks and brokerage firms please call (212) 430-3774). Questions regarding the terms of the Tender Offer and Consent Solicitation may be directed to BofA Merrill Lynch by telephone at (888) 292-0070 (toll-free) and (980) 683-3215 (collect)

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to purchase or a solicitation of consents with respect to any Notes. The Tender Offer and Consent Solicitation are being made solely by the Offer to Purchase and the related letter of transmittal and consent, which sets forth the complete terms and conditions of the Tender Offer and Consent Solicitation. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. TPC Group LLC reserves the right to terminate or withdraw the Tender Offer or the Consent Solicitation at any time, subject to applicable law. This press release does not constitute a notice of redemption or an obligation to issue a notice of redemption in respect of the Notes.

This press release contains forward-looking statements which include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements are based upon management’s current plans and beliefs or current estimates of future results or trends. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements.

Given these risks and uncertainties, we urge you to read the tender offer materials completely and with the understanding that actual future results may be materially different from what we plan or expect. All of the forward-looking statements made in this press release, including statements related to the Tender Offer and Consent Solicitation, including the Expiration Time, Consent Payment Deadline, settlement dates and possible completion of the Tender Offer and Consent Solicitation, and the Merger are qualified by these cautionary statements and investors are cautioned not to place undue reliance on these forward-looking statements. In addition, these forward-looking statements present our estimates and assumptions only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except, with respect to the Tender Offer and Consent Solicitation, as specifically set forth in this press release or as otherwise required by law.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials, such as C4 hydrocarbons, and provider of critical infrastructure and logistics services along the Gulf Coast region. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

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